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                                                                  EXHIBIT 10.19



CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.



                                   DENTACARE
                            DENTAL SERVICE AGREEMENT
                                    BETWEEN
                 COMPCARE HEALTH SERVICES INSURANCE CORPORATION
                                      AND
                           ADVANCE DENTAL MANAGEMENT

        This Dental Service Agreement ("AGREEMENT") is made and entered into this first day of January, 1995, by and between Compcare Health Services Insurance Corporation, a Wisconsin stock insurance corporation ("COMPCARE") and Advance Dental Management ("DENTAL GROUP"). Compcare and Dental Group recognize the desirability and need for finding efficient and economical methods of delivering quality dental care. Accordingly, this Agreement sets forth the terms under which Dental Group shall so deliver Dental Services to Participants.

ARTICLE 1. DEFINITIONS. The following terms, when used in this Agreement and all Amendments hereof and Attachments hereto, are defined as follows.

1.1 "CAPITATION" means the monthly amount to be paid to Dental Group for the Participants entitled to Dental Services, including the supplemental advance payments made to the Dental Group. In addition, Capitation shall include the amount to be paid to Dental Group for the Participants enrolled at the Midwest Dental - LaCrosse location entitled to Specialty Services. The amount of Capitation is set forth in Attachment A which is attached hereto and made a part hereof.

1.2 "DENTAL CARE PLAN" means any dental care plan offered by Compcare, doing business as Dentacare, which makes available to enrolled Participants a limited range of dental care services performed by Dentists selected by Compcare. Additional Dental Care Plans may be added upon thirty (30) days prior written notice to Dental Group, unless within thirty (30) days following receipt of the notice, Dental Group notifies Compcare in writing that it does not wish to participate in the additional Dental Care Plans.

1.3 "DENTAL GROUP" means the service corporation which is party to this Agreement identified as Advance Dental Management which has taken full responsibility of the duties herein for those facilities identified on Attachment B which is attached hereto and made a part hereof.

1.4 "DENTAL SERVICE" means those services, procedures, supplies and appliances to which a Participant is entitled under a Subscriber Contract, excluding those services defined as Specialty Services.

1.5 "DENTIST" means a licensed Doctor of Dental Surgery or a licensed Doctor of Medical Dentistry.

1.6 "DEPENDENT" means the legal spouse of the Subscriber and their children who are eligible Dependents as Dependent is defined in the Subscriber Contract.

1.7 "GROUP" means any employer group, association or other entity which applies and is accepted for coverage under the Dental Care Plan.

1.8 "GROUP DENTIST" means a Dentist who is contractually associated with or employed by Dental Group or one of its affiliates or subsidiaries.

1.9 "PARTICIPANT" means the Subscriber or any of Subscriber's Dependents determined by Compcare to be eligible for Dental Service under this Agreement.

1.10 "SERVICE AREA" means the area within fifty (50) miles of Dental Group's facilities set forth in Attachment B hereto.
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1.11    "SPECIALTY SERVICE" means those services which are classified as orthodontics, and have been agreed upon by Dental Group and Compcare as services which will be referred to a Dentist of Compcare's choosing, with the exception of those Specialty Services required by a Participant enrolled at the Midwest Dental - Lacrosse facility which are the responsibility of the Dental Group pursuant to the terms of this Agreement

1.12 "SUBSCRIBER" means a member of an enrolled Group whom the Group has reported to Compcare as eligible for Dental Service under a Group Subscriber Contract or a person with whom Compcare has entered into an individual Subscriber Contract.

1.13 "SUBSCRIBER CONTRACT" means a Group or individual contract under which Subscribers and their eligible Dependents are entitled to receive Dental Service under the Dental Care Plan.

ARTICLE 2. DENTAL GROUP'S RESPONSIBILITIES.

2.1 Dental Group shall provide Dental Services to those Subscribers and their Dependents who are enrolled in a Dental Care Plan. Dental Group shall also adhere to the administrative procedures as outlined in the Dentacare Office Manager's Manual and any Amendments thereto.

2.2 For those Subscribers and their Dependents who have selected the Midwest Dental - LaCrosse facility (as identified in Attachment B hereto) to provide their Dental Services, Dental Group shall provide said Subscribers and Dependents with Specialty Services.

2.3 Dental Group shall provide for the availability of Dental Service at such time at such locations and upon such terms and conditions as shall be agreed upon by Dental Group and Compcare. Dental Group specifically agrees to schedule appointments for routine examinations, recall, and preventative therapy within six (6) weeks of the request therefor, and appointments for emergency treatment within twenty-four (24) hours of the request therefor. Dental Group agrees to maintain twenty-four (24) hour telephone answering service or other such mechanism to receive emergency calls.

2.4 With the exception of existing agreements between Dental Group and its affiliate service corporations Midwest Dental Care Sheboygan, S.C. and Midwest Dental Care Mondovi, S.C., Dental Group shall not subcontract or delegate its duties hereunder unless Compcare shall so approve in writing. Neither the engagement of consultants by Dental Group to assist Dental Group in providing Dental Service to a Participant nor the referral of Participants as provided in the Subscriber Contract shall be deemed to be subcontracting or delegating of Dental Group's duties hereunder. Dental Group shall be solely responsible for the payment of the charges of such consultants and of the Dentists to whom such referrals are made if such referral is necessary for the Dental Group to fulfill its responsibilities in providing Dental Services. Under no circumstances shall Dental Group be entitled to any compensation beyond that specified in Article 4. In the event Dental Group becomes insolvent or suffers financial difficulties, the claims of such consultants shall have priority over claims of Dental Group.

2.5 Dental Group shall refer Participants only to licensed Providers ("REFERRAL PROVIDERS") who have both the requisite skill to deliver the covered Dental Service and the minimum amount of malpractice insurance required by Compcare in Article 7.1.; or only to Dentists who have been identified as the Dentist of Compcare's choosing to provide Specialty Services.

2.6 Dental Group shall provide prostheses and cast restorations to Participants and, under Subscriber Contracts wherein laboratory charges are not a Dental Service, shall charge Participants for dental prostheses and cast restorations the lesser of the laboratory's actual charges therefor or such amounts as Compcare determines to be the prevailing fee for such items. In the event Dental Group performs any work on such items which would otherwise be performed in a dental laboratory, the total charge to




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        Participants shall be the lesser of Dental Group's actual charges therefor or the aforementioned prevailing fee.

2.7 With the singular exception of the Midwest Dental - LaCrosse facility (pursuant to Article 2.2 herein), Dental Group agrees to refer any Participant requiring Specialty Services to a Dentist of Compcare's choosing.

2.8 For those Participants enrolled at the Midwest Dental - LaCrosse facility, Dental Group agrees that its total copayment charge to a Participant, or to a Subscriber on behalf of a Participant, for the course of orthodontic treatment shall not exceed the amount specified as the Participant's liability in the applicable Subscriber Contract.

2.9 Dental Group agrees that during the term of this Agreement neither it nor any of its partners, officers, directors, or employees will directly or indirectly try to persuade any Subscriber or enrolled Group to terminate their participation in this Dental Care Plan or to obtain their dental care under or from some other plan, program, or carrier.

2.10 Dental Group agrees that it, its partners, officers, directors, employees, agents, or any affiliate, including but not limited to Midwest Dental Plan, Ltd., Midwest Dental Care Sheboygan, S.C., and Midwest Dental Care Mondovi, S.C., shall not directly or indirectly use any records or information supplied by Compcare to the Dental Group to solicit the sale of insurance or other products or services. Either upon termination of this Agreement or a request by Compcare, the Dental Group shall destroy or deliver to Compcare, as per the instructions of Compcare, any records in the possession of the Dental Group that contain confidential or proprietary information of Compcare or the Dental Care Plan.

2.11 Dental Group shall not contract to provide services to any other prepaid dental organization or any prepaid medical plan, or to provide services on a prepaid basis to any self-funded dental or medical plan, if such other contract will affect Dental Group's ability to provide adequate services to either existing Participants or potential new Participants. Dental Group shall provide Compcare within thirty (30) days of Compcare's request therefor a listing of all health maintenance organizations, limited service health organizations, preferred provider organizations, self-funded dental or medical plans, and other alternate delivery systems with which Dental Group has contracted to provide dental services.

2.12 Dental Group agrees not to extend to any such organization or plan financial arrangements which are more advantageous to such organization or plan than those arrangements expressed herein.

2.13 Dental Group acknowledges that Compcare is relying on the Dental Group's ability to provide the services required under this Agreement. In order to assure the availability of Dental Services to Participants, the Dental Group agrees to advise Compcare of any limitations upon the ability of the Dental Group to provide Dental Services to Compcare Participants as soon as such limitations become known to the Dental Group. Compcare reserves the right to indicate such limitations in its marketing materials and efforts, and to request of the Dental Group a written plan to cure such limitations.

2.14 Dental Group shall notify Compcare of the Dentists who are affiliated with the Dental Group, and the type of affiliation the Dentist has with Dental Group. Furthermore, the Dental Group shall provide timely notice of any changes to these affiliations, including staffing structure and/or ownership of specific dental offices or dental practices.

2.15 Dental Group agrees that each Participant who has elected Dental Group should be allowed to select an available Group Dentist as his or her personal Dentist for coordinating his or her overall dental care. In the event there is a breach of a satisfactory patient/Dentist relationship between a Participant and a Group Dentist, Dental Group may request that Compcare disenroll the Participant. Dental Group




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        acknowledges that Wisconsin insurance regulations require Compcare to give the Participant an opportunity to select an alternate Group Dentist, make a reasonable effort to assist the Participant in establishing a satisfactory patient/Dentist relationship, and inform the Participant that he or she may file a grievance on the matter. Dental Group further acknowledges that Compcare is prohibited from disenrolling any Participant solely on the grounds that the Participant failed to follow a prescribed course of treatment or because the Participant failed to keep a scheduled appointment.

2.16 Dental Group shall provide Compcare with advance written notice of Dental Group's intention to relocate any facility identified on Attachment B hereto or establish any new office or facility for the delivery of Dental Services. Such new location or facility shall not be a part of the Dental Care Plan covered under this Agreement unless and until Dental Group applies to Compcare for the inclusion of such location or facility in the Dental Care Plan and Compcare provides written approval of such inclusion.

2.17 Dental Group shall comply with the proration and transfer of copayments as specified in the Dentacare Office Manager's Manual as it applies to the Midwest Dental - LaCrosse facility. This proration and transfer of copayments shall take place within thirty (30) days of transfer of a Participant from one Provider to another Provider or within thirty (30) days of termination of the Participant's coverage. The obligation to comply with the proration schedule as outlined in the Dentacare Office Manager's Manual survives the termination of this Agreement as outlined in Article 9.

2.18 Dental Group specifically acknowledges that Compcare does not practice dentistry, and that Dental Group is solely responsible for all clinical decisions regarding treatment of Participants under Dental Group's care, notwithstanding receipt by Dental Group of any denial, authorization, or recommendation issued by Compcare.

2.19 Dental Group warrants that it is able to bind Group Dentists to the terms and conditions expressed herein, and that it acts as the Group Dentists' agent in the execution of this Agreement.

ARTICLE 3.  COMPCARE'S RESPONSIBILITIES.

3.1 Compcare shall perform its usual administrative, accounting, enrollment and other functions that are necessary and appropriate for the administration of this Dental Care Plan and this Agreement.

3.2 Compcare shall furnish Dental Group with a list of the names of all Participants who are eligible for Dental Services under the Subscriber Contracts and have elected or been assigned to receive Dental Services from Dental Group, and shall revise and update such lists on a periodic basis.

3.3 Compcare shall not intervene in any manner with the rendition of Dental Services by Dental Group, it being agreed that Dental Group shall have the sole responsibility in connection therewith, subject to Compcare's Quality Assurance Program and utilization review practices, and that nothing herein contained shall interfere with the professional relationship between a Participant and a Participant's Dentist.

3.4 Compcare shall act as final arbiter in the resolution of any financial dispute between Providers, which dispute arises from the transfer or termination of a Participant.

3.5 With the exception of the Midwest Dental - LaCrosse facility, Compcare shall be responsible for the cost of Specialty Services provided the following two conditions are satisfied:

        3.5.1 the referral of such services is provided with a written referral to a Dentist of Compcare's choosing; and

        3.5.2 the referral is specific to services not within the realm of Dental Services which are the Dental Group's responsibility to provide.




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CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE
SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERICKS.


ARTICLE 4. COMPENSATION OF DENTAL GROUP.

4.1 For any of the Dental Services provided pursuant to this Agreement, and for Specialty Services provided at the Midwest Dental - LaCrosse facility, Compcare agrees that on or before the 15th day of each month that this Agreement is in effect or at such other times as Compcare and Dental Group may agree, Compcare will pay to Dental Group a Capitation for each Participant who for more than fifteen (15) days of that month subscribes to the Dental Care Plan and is served by Dental Group.

4.2 With the exception of any copayments, coinsurance, deductibles, or charges for noncovered services, Dental Group agrees that fees will not be collected from or charged to Participants for Dental Services. Dental Group understands that the Capitation payments it receives from Compcare pursuant to this Article 4 constitute payment in full for Dental Services, even in the event such payments prove insufficient to cover all Dental Group's costs or fees of providing such services.

4.3 Compcare retains the exclusive right to assign Participants to Dental Group for the provision of Dental Services covered by this Agreement and to transfer Participants assigned to or served by Dental Group to a different dental group affiliated with the Dental Care Plan. In the event Compcare assigns or transfers a Participant to or from Dental Group, Compcare shall adjust the Capitation paid under Article 4.1 to account for the change in the number of Participants served by Dental Group.

4.4 Compcare retains the right to retroactively adjust Capitation payments to reflect additions and deletions in the Participant count caused by clerical error such as a group's erroneous or untimely reporting of covered employees. In the event Compcare recovers Capitation amounts previously paid resulting in Dental Group having provided services to an ineligible Participant, Dental Group will pursue payment for its usual and customary charges directly from the Participant. If reasonable collection efforts prove to be unsuccessful, then Compcare agrees to reimburse Dental Group at *** percent (***) of the usual, customary and reasonable level of payment for such services rendered.

4.5 On an annual basis Compcare and Dental Group will review Capitation and advance payments contractually agreed upon, and determine the financial arrangement which will extend the financial terms one additional year from the period identified in Attachment A of the Agreement. The terms of Attachment A in effect shall continue in effect until such time as the parties determine and agree upon the revised financial terms. Any extension of financial terms shall be identified in an annual amendment to this Agreement.

4.6 Compcare, at its option, may assume sole responsibility for collecting coordination of benefits recoveries and shall be allowed to keep any and all such recoveries. In the event Compcare assumes this responsibility, Dental Group agrees to cooperate fully with Compcare's collection efforts, including transferring payments received from other insurers to Compcare. The foregoing shall not be construed to confer upon Dental Group any rights to subrogation, workers' compensation, or other third party claims, it being understood that the rights to all such claims belong exclusively to Compcare with any resultant recoveries to be applied towards reduction of future premium.

ARTICLE 5. RECORDS AND REPORTS.

5.1 Compcare shall maintain such records and establish and adhere to such procedures as shall be reasonably required to ascertain the number and identity of Participants.

5.2 Compcare and Dental Group shall each maintain in accordance with standard and accepted accounting practices such financial and accounting records as shall be necessary, appropriate or convenient for the determination of the financial experience of each in participating in this Dental Care Plan.





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5.3     Dental Group shall provide statistical records to Compcare of utilization of Dental Services by Participants in such form and detail as shall be reasonably requested by Compcare. Such utilization records shall be furnished to Compcare on a timely basis not later than the month after Dental Services are rendered. Should Dental Group fail to provide utilization records on a timely basis, Compcare shall have the right, at Dental Group's expense, to inspect and audit Dental Group's utilization and dental records at the offices of Dental Group and/or its Group Dentists.

5.4 Compcare and Dental Group shall each have the right upon request to inspect at any reasonable time all accounting and administrative books and records maintained by the other pertaining to this Dental Care Plan and this Agreement, provided Compcare or Dental Group do not deem such books and records to be confidential.

5.5 Dental Group shall provide Compcare with financial and accounting information relating to those aspects of its operation which pertain to this Dental Care Plan and this Agreement in such form and detail as Compcare shall reasonably request. Compcare shall at all reasonable times have access to the books and records in which such financial and accounting information is recorded.

5.6 Dental Group and Compcare agree that all Participants' dental records shall be treated as confidential to such extent as to comply with all State and Federal laws regarding the confidentiality of patient's records. Subject to the foregoing sentence, Compcare shall have the right, upon request, to inspect at all reasonable times any dental records pertaining to Participants.

5.7 To the extent permitted by State and Federal laws and regulations regarding confidentiality, upon termination of this Agreement, at the express written request of the Participant and at the expense of the Participant and Compcare, copies of all patient records in the possession of Dental Group shall be transferred in accordance with the directions in the written request. Expenses associated with copying of patient records shall be limited to the actual costs incurred by Dental Group. However, in the event this Agreement is terminated by Dental Group all expenses associated with the copying and transferring of patient records shall be the responsibility of Dental Group.

ARTICLE 6. NON-PARTICIPANT PATIENTS.

6.1 Dental Group reserves the right to the extent compatible with the rendition of Dental Service to Participants to provide its services to persons who are not Participants.

ARTICLE 7. INSURANCE.

7.1 Dental Group shall, at its sole cost and expense, procure and maintain policies of insurance, including general risk insurance, from an insurance company approved by Compcare and in amounts adequate and necessary to perform Dental Group's responsibilities under this Agreement. Furthermore, Dental Group shall, at its own cost and expense, procure and maintain malpractice insurance in an amount not less than $1,000,000 for injury to or death of any one person in any one year, and in an amount not less than $3,000,000 for injury to or death of more than one person in any one year. Insurance described in this Article 7 must provide coverage to Dental Group, its Group Dentists, their staff, agents and employees, as appropriate. Evidence of all such insurance shall be provided to Compcare upon request. Dental Group shall immediately notify Compcare of any restrictions, changes, cancellations or terminations of any of the insurance described in this Article 7.

7.2 Upon request, Dental Group shall provide Compcare a written summary of how Dental Group is assured that all Group Dentists, their staff, agents and employees will acquire and maintain adequate liability insurance, including malpractice insurance and general liability insurance. Dental Group shall immediately notify Compcare of any restrictions, changes, cancellations or terminations of such insurance.



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7.3     Compcare shall, at its own cost and expense, maintain policies of general liability and other insurance in amounts adequate and necessary to perform Compcare's responsibilities under this Agreement. Evidence of such insurance will be provided to Dental Group upon request.

ARTICLE 8. QUALITY ASSURANCE.

8.1 Compcare will establish a Quality Assurance Program for review of the nature and extent of Dental Services provided by Dental Group to Participants. Dental Group agrees to comply with reasonable procedures and recommendations set forth as a result of the Quality Assurance Program and its associated Quality Assurance Reviews, if any. Dental Group shall be furnished copies of the findings resulting from such reviews and shall be entitled to meet with the person or persons who make such findings. Dental Group consents to the use of any data or information obtained by virtue of Article 5 as it pertains to this Dental Care Plan for the purposes of such review.

8.2 Dental Group shall immediately provide Compcare with a copy of any written complaint or description of any grievance received from a Participant. Any complaints or grievances received by Compcare with respect to the provision of Dental Service by Dental Group will be recorded and resolved in accordance with Compcare's regular grievance procedures.

8.3 During the term of this Agreement, each Group Dentist and any other employee, staff member or agent of the Dental Group shall maintain any licensure required by any state(s) law(s) necessary for performance of his or her duties under this Agreement, and shall remain in good standing with any appropriate regulatory agency. Dental Group shall provide information requested by Compcare pertaining to any Dental Group member's educational background, clinical experience, satisfaction of continuing dental education requirements, licensure, and board qualifications or certification(s).

ARTICLE 9. TERMS OF AGREEMENT.

9.1 This Agreement shall be in effect on January 1, 1995, and shall continue in effect until either of the parties terminates this Agreement in accordance with this Article 9.1. Either party may terminate this Agreement by giving the other party at least ninety (90) days prior written notice. Notwithstanding the foregoing, Compcare reserves the right to terminate this Agreement, or prevent the participation of a specific facility identified on Attachment B in any Dental Care Plan, at any time upon thirty (30) days prior written notice should Dental Group or any specific facility identified on Attachment B fail to follow Compcare's Quality Assurance Program.

9.2 During the period following the delivery of any notice as provided in this Article 9, and until the time when this Agreement is to terminate pursuant to such notice, all terms and conditions of this Agreement and any Amendments hereof or Attachments hereto shall continue in full force and effect and be binding upon the parties hereto just as if no notice of termination had been given.

9.3 This Agreement shall terminate in the event of the termination of all of the Subscriber Contracts assigned to the Dental Group.

9.4 Dental Group shall have no obligation to any Participant after the termination of this Agreement provided, however, that Dental Group shall complete any specific Dental Service, such as crowns, endodontics, and/or prosthodontics, commenced prior to, but incomplete at such termination. It is further agreed that Dental Group shall continue to provide Dental Service, including Specialty Services provided at the Midwest Dental - LaCrosse facility, to Participants covered under Subscriber Contracts existing on the termination date until the expiration or renewal of such contracts, as well as for any period of time the Dental Care Plan is required by state or federal law to provide an extension of insurance coverage.




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        Compcare shall reimburse Dental Group for Dental Services provided during such periods of extension at the capitation rate in effect just prior to the termination of this Agreement.

9.5 The termination of this Agreement shall be survived by all rights, duties, responsibilities and obligations contained herein relating to any occurrence prior to termination of this Agreement.

ARTICLE 10. MISCELLANEOUS.

10.1 Dental Group will indemnify and hold harmless Compcare and its Affiliates and their directors, officers, and employees from any and all claims, liabilities, damages or other costs in any way resulting from, incident to, or arising out of acts or omissions of Dental Group constituting criminal conduct, negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

10.2 Compcare will indemnify and hold harmless Dental Group from any and all claims, liabilities, damages or other costs in any way resulting from, incident to, or arising out of acts or omissions of Compcare constituting criminal conduct, negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

10.3 This Agreement shall in no way be construed in a manner which shall provide any rights to Participants or to increase the duties or responsibilities of the parties hereto beyond the requirements established by Subscriber Contracts, it being agreed that the sole purpose of this Agreement is to establish the respective rights and duties of the parties hereto, each to the other, and that the rights of each Participant are derived solely from the respective Participant's Subscriber Contract.

10.4 No provision of this Agreement is intended to create nor shall be deemed or construed to create any relationship between the parties to this Agreement other than that of independent contractors contracting with each other hereunder solely for the purpose of effecting the provisions of the Agreement and to implement the success of this Dental Care Plan.

10.5 Neither of the parties hereto nor any of their respective employees shall be construed to be the agent, employee or representative of the other.

10.6 Dental Group agrees that Compcare may use in Compcare's promotional advertising and marketing material Dental Group's name, address and telephone number and the name, address, telephone number and description of areas of dental practice of Dental Group's Group Dentists. Dental Group may use Compcare's and/or Dentacare's name(s) and logo(s) provided Dental Group obtains Compcare's prior written approval as to the specific use.

10.7 Dental Group shall not assign this Agreement without the prior written consent of Compcare. This includes, but is not limited to:
        10.7.1 an assignment which is part of the sale by the Dental Group of any of its facilities and/or practice;
        10.7.2 an assignment due to operational changes or restructuring of the Dental Group; and
        10.7.3 the sale or transfer of fifty-one percent (51%) or more of Dental Group's capital stock by any of Dental Group's shareholders.
        An attempted assignment without the prior written consent of Compcare shall be void.

10.8 All notices which are or may be required to be given by one party to the other in connection with this Agreement and the transactions contemplated thereby shall be in writing and shall be deemed to have been properly given if and when delivered personally or sent by certified mail, return receipt requested, addressed, if to Compcare, to:





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        President
        Compcare Health Services Insurance Compensation
        401 West Michigan Street
        Milwaukee, Wisconsin 53203

and if to Dental Group, to:

        President
        Advance Dental Management
        680 Hehli Way
        Mondovi, WI 54755

10.9 Dental Group shall not commence any action at law against Compcare to recover on any claim arising out of this Agreement more than two (2) years after the events which gave rise to such claim occurred.

10.10 This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, oral or written, between the parties pertaining to the subject matter hereof. There are no other warranties, representations or agreements except as specifically set forth herein.

10.11 The failure of any of the parties to insist upon strict performance of any of the terms of this Agreement shall not be deemed a waiver of any of their respective rights or remedies and shall not be deemed a waiver of any subsequent breach of, or default in, any of the terms contained in this Agreement.

10.12 This Agreement shall be interpreted under the laws of the State of Wisconsin. If any clause, phrase, paragraph, section or Article of this Agreement shall be held to be invalid by any court of competent jurisdiction, the remaining portions of this Agreement not affected thereby shall remain in full force and effect so long as the material rights and obligations of the parties are not adversely affected.

10.13 Neither party shall be liable for any failure or delay in its performance under this Agreement, which is due in whole or in part to any cause beyond its control.

10.14 The parties shall keep the terms of the Agreement confidential. Furthermore, neither party shall disclose or release any data, information or material obtained in connection with this Agreement to any other person, natural or corporate, without the prior written consent of the other party.

10.15 This Agreement may be amended only by a writing signed by the parties hereto, except that additional Dental Care Plans may be added pursuant to Article 1.2.

10.16 Any capitalized heading preceding the text of the Articles hereto are inserted solely for the convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date specified on the first page herein:

COMPCARE HEALTH SERVICES
INSURANCE CORPORATION                   ADVANCE DENTAL MANAGEMENT


By: /s/ ROGER A. FORMISANO              By: [ILLEGIBLE]
   -----------------------                 ----------------------
   Roger A. Formisano
   President
                                        Title: President

Date: 10-12-95                          Date: 9-27-95

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.



                                  ATTACHMENT A
                                     TO THE
                       DENTACARE DENTAL SERVICE AGREEMENT
                                    BETWEEN
                 COMPCARE HEALTH SERVICES INSURANCE CORPORATION
                                      AND
                           ADVANCE DENTAL MANAGEMENT

        Set forth herein are the financial terms for the Agreement between Compcare and the Dental Group to be effective January 1, 1995.

I. The Capitation to be paid to the Dental Group in each month for each Participant according to the Dental Care Plan in which such Participant is enrolled is as follows:


                                         Effective            Effective           Effective
                                         January 1            January 1           January 1
                                            1995                 1996                1997
                                         ---------            ---------           ---------
   A.   Dentacare

        1.  Dentacare 100                 $ ***               $ ***                $ ***
        (Contract Codes 408,
        411, 414, 415, 441,
        444, 446, 447, 448,
        453, 499, 4DN)

        2.  Dentacare 180                 $ ***               $ ***                $ ***
        (Contract Code 479)

   B.   Smile Plus

        1.  Smile Plus                    $ ***               $ ***                $ ***
        (Contract Codes 494,
        497, 4DG, 4DJ)

        2.  Smile Plus II                 $ ***               $ ***                $ ***
        (Contract Codes 404,
        498, 4DH)

   C.   Dentacare Classic

        (Contract Code 4DF)               $ ***               $ ***                $ ***

   D.   HMO Dental Supplement

        (Contract Code 450)               $ ***               $ ***                $ ***

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.




II. In addition to the Capitation paid as identified in Section I, the Dental Group shall be paid a supplemental rate for Specialty Services each month for each Participant according to the Dental Care Plan in which such Participant is enrolled at the Midwest Dental - LaCrosse facility as follows:





                                        Effective       Effective       Effective
                                        January 1       January 1       January 1
                                          1995            1996            1997
                                        ---------       ---------       ---------
         A.     DENTACARE

                1. Dentacare 100          $ ***           $ ***           $ ***
                $ ***/$ *** Ortho Copay
                (Contract Codes 411,
                414, 415, 446, 448,
                453)

                2. Dentacare 100          $ ***           $ ***           $ ***
                $ ***/$ *** Ortho Copay
                (Contract Codes 408,
                441, 444, 447, 499,
                4DB, 4DN)

                3. Dentacare 180          $ ***           $ ***           $ ***
                $ *** Ortho Copay
                (Contract Code 479,
                4DC)

        B.      SMILE PLUS/HMO DENTAL SUPPLEMENT

                $ *** Max Ben.            $ ***           $ ***           $ ***
                (Contract Codes 404,
                450, 494, 497, 498,
                4DG, 4DH, and 4DJ)


III. The Dental Group shall be responsible out of the Capitation for reimbursement of the following Dental Services subject to the terms and conditions set forth in this Agreement and the Subscriber Contract:

        A.      Dental Services provided to a Participant by the Dental Group;

        B. Dental Services provided to a Participant by a Dentist to whom the Participant was referred by a member of the Dental Group;


        C. The first $ *** of fees under a Subscriber Contract when such fees are for emergency Dental Services provided to a Participant by a Dentist located outside the Service Area; and


        Reimbursement for Specialty Services provided for Participants enrolled at the Midwest Dental - LaCrosse facility shall also be the responsibility of the Dental Group out of the Capitation.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.




IV. In the event this Agreement is terminated by either party or should any facility set forth in Attachment B discontinue the provision of Dental Services, Compcare retains the right to withhold *** percent (***%) of the Dental Group's Capitation payment applicable to the last month Dental Services are provided by the terms of this Agreement. This amount shall be held in reserve for six (6) months to account for any retroactivity in enrollment. Should adjustments to Capitation be less than the amount held in reserve or result in a reserve exceeding the original withhold of *** percent (***%), Compcare shall pay Dental Group the amount of the reserve within thirty (30) days of the end of the six
        (6) month period. Should the adjustments to Capitation exhaust the aforementioned reserve and result in a balance due to Compcare, Dental Group shall reimburse Compcare this amount within thirty (30) days of the end of the six (6) month period. The rights, duties, responsibilities, and obligations contained in this Section IV. of Attachment A shall survive termination of this Agreement.



V. Within ten days of the start of 1995, Compcare shall pay to the Dental Group the sum of $***. Within ten days of the start of 1996, Compcare shall pay to the Dental Group the sum of $***. Within ten days of the start of 1997, Compcare shall pay to the Dental Group the sum of $***. Such payments are based on the volume of participants enrolled with the Dental Group, and reflect the discounted capitation rates set forth in Section I and Section II above.



VI. Should the provision of Dental Services, by Dental Group or any facility(s) set forth in Attachment B to the Agreement, discontinue for any reason, Dental Group shall pay to Compcare a penalty. Such penalty shall be calculated as follows. Compcare shall first calculate the period of time to be applicable to such a penalty. This period shall be defined by the initial month when Dental Group or any facility(s) set forth in Attachment B discontinue(s) the provision of Dental Services, through the month of December, 1997. Compcare shall then calculate the total dollar penalty attributable to the number of months in such period multiplied by $***. The resulting total shall then be multiplied by the percentage that the number of Participants who were enrolled at the affected facility(s) bears to the total number of Participants enrolled with the Dental Group during the last month Dental Services were provided at the facility(s) to arrive at the actual penalty to be paid by the Dental Group. Dental Group must pay such penalty within thirty
        (30) days of notification by Compcare of the amount of the penalty. Compcare reserves the right to recover such penalty by way of an offset against the Dental Group's future Capitation payments.



VII. On or before May 1, 1995, Compcare shall evaluate January 1995 through March 1995 enrollment levels at the Dental Group's four (4) facilities located in Madison, Wisconsin for the following groups: Meriter Hospital, St. Mary's Hospital, and U.W. Board of Regents. These enrollment levels will be compared to an evaluation of January 1994 through March 1994 enrollment levels of the same facilities and employer groups to determine a ratio. This ratio will be multiplied by $*** to determine an amount to be paid to the Dental Group before May 1, 1995. To illustrate this calculation, if such ratio is equivalent to one (1.00), Compcare shall pay to the Dental Group $***($*** x 1.00 =
        $***); if such ratio is equivalent to .75, Compcare shall pay to the Dental Group $***($*** x .75 = $***); and if such ratio is 1.50, Compcare shall pay to the Dental Group $***($*** x 1.50 =
        $***).



VIII. On or before August 15, 1995, Compcare shall evaluate the weighted average member satisfaction levels specifically for appointment availability for all facilities of the Dental Group based on the Dentacare member satisfaction surveys issued during 1995. The weighting of the average shall be dependant on enrollment levels at each facility during the month surveys are mailed to Members. If the weighted average satisfaction level meets or exceeds an *** level, Compcare shall pay a bonus to the Dental Group on or before August 15, 1995, as follows:



                Less than  ***     ..........           ***
                ***              ............           ***

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.




              ***         ............ $ ***
              ***         ............ $ ***
              *** and above .......... $ ***



IX. On or before August 15, 1996, Compcare shall evaluate the weighted average member satisfaction levels specifically for appointment availability for all facilities of the Dental Group based on the Dentacare member satisfaction surveys issued during 1996. The weighting of the average shall be dependent on enrollment levels at each facility during the month surveys are mailed to Members. If the weighted average satisfaction level meets or exceeds an *** level, Compcare shall pay a bonus to the Dental Group on or before August 15, 1996, as follows:



                        ***      ..........   ***
                        ***     ........... $ ***
                        ***     ........... $ ***
                        ***     ........... $ ***
                        ***      .......... $ ***



X. On or before August 15, 1997, Compcare shall evaluate the weighted average member satisfaction levels specifically for appointment availability for all facilities of the Dental Group based on the Dentacare member satisfaction surveys issued during 1997. The weighting of the average shall be dependent on enrollment levels at each facility during the month surveys are mailed to Members. If the weighted average satisfaction level meets or exceeds an *** level, Compcare shall pay a bonus to the Dental Group on or before August 15, 1997 as follows:



                        *** .......... ***
                        *** .......... ***
                        *** .......... ***
                        *** .......... ***
                        *** .......... ***


XI. The financial arrangements set forth in this Attachment A shall extend to and be binding upon the successors and assignees of the respective parties hereto, however, Dental Group may only assign its rights, responsibilities or obligations under this Agreement in accordance with Article 10.7 of the Agreement.

                                  ATTACHMENT B
                                     TO THE
                       DENTACARE DENTAL SERVICE AGREEMENT
                                    BETWEEN
                 COMPCARE HEALTH SERVICES INSURANCE CORPORATION
                                      AND
                           ADVANCE DENTAL MANAGEMENT


Midwest Dental - Appleton
418 College Avenue
Appleton, WI 54916

Midwest Dental - Eau Claire (South)
2115 East Clairmont Avenue
Eau Claire, WI 54701

Midwest Dental - Eau Claire North
3300 Birch Street
Eau Claire, WI 54701

Midwest Dental - Fond du Lac
885 Western Avenue, Suite 300
Fond du Lac, WI 54935

Midwest Dental - Fox River Mall
4301 West Wisconsin Avenue
Appleton, WI 54915

Midwest Dental - Green Bay (West)
844 Willard Drive
Green Bay, WI 54304

Midwest Dental - Green Bay East
1825 South Webster Avenue
Green Bay, WI 54301

Midwest Dental - Kiel
603 Fremont Street
Kiel, WI 53042

Midwest Dental - LaCrosse
1210 Horton Street
LaCrosse, WI 54601

Midwest Dental - Madison East
4793 Hayes Road
Madison, WI 53704

Midwest Dental - Madison West
648 South Gammon Road
Madison, WI 53719

Midwest Dental - Manitowoc
1010 Maritime Drive
Manitowoc, WI 54220

Midwest Dental - Menomonie
700 Wolske Bay Road, Suite 150
Menomonie, WI 54751

Midwest Dental - Merrill
2402 East Main Street
Merrill, WI 54452

Midwest Dental - Mondovi
680 Hehli Way
Mondovi, WI 54755

Midwest Dental - Neenah
852 Fox Point Plaza
Neenah, WI 54956

Midwest Dental - Oshkosh
1050 South Koeller Street
Oshkosh, WI 54901

Midwest Dental - Plymouth
1415 Eastern Avenue
Plymouth, WI 53073

Midwest Dental - Sheboygan
3709 Kohler Memorial Drive
Sheboygan, WI 53081

Midwest Dental - Stevens Point
2740A Stanley Street
Stevens Point, WI 54481

Midwest Dental - Wausau
605 24th Avenue South
Suite 10
Wausau, WI 54401

First Dental - Madison
4200 University Avenue, Suite 2010
Madison, WI 53705